                                                                   EXHIBIT 10.20


                        CONFIDENTIAL TREATMENT REQUESTED

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


                           WALLER CREEK COMMUNICATIONS
                       MASTER SERVICES AGREEMENT WITH I3S

     THIS AGREEMENT (this "Agreement") is entered into by and between Waller Creek Communications, Incorporated, a Texas corporation having a place of business at 1801 N. Lamar Blvd., Suite M, Austin, Texas 78701 ("Supplier), and I3S, a corporation having its principal place of business at 1440 Corporate Dr. Irving, TX 75038. ("Customer"). This Agreement is effective as of the date of signature of the last party to sign ("Effective Date").

     WHEREAS, Supplier operates telecommunications facilities in various metropolitan areas; and

     WHEREAS, Customer desires to have Supplier provide certain telecommunications services to Customer on its facilities in the geographical areas served by them; and

     WHEREAS, Supplier desires to facilitate the provision of such services to Customer; and

     WHEREAS, Customer shall execute its first order of Supplier's services simultaneous to the execution of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Supplier and Customer agree as follows:

  THE INFORMATION CONTAINED HEREIN IS CONFIDENTIAL AND PROPRIETARY AND SHOULD
   NOT BE DISCLOSED, COPIED OR DUPLICATED IN ANY MANNER WITHOUT THE WRITTEN
                   PERMISSION OF WALLER CREEK COMMUNICATIONS.

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


1.   DEFINITIONS AND ATTACHMENTS.

     A.   Attachments.

          The following documents are hereby incorporated into and made a part of this Agreement

          1) the document entitled "Dedicated Transport Services" which is attached hereto and identified as Attachment 1;

          2) the document entitled "Subunit Capacity Reservations" which is attached hereto and identified as Attachment 2;

          3) the document entitled "Ordering and Billing Procedures" which is attached hereto and identified as Attachment 3;

          4) the document entitled "Technical Specifications" which is attached hereto and identified as Attachment 4;

          5) the document entitled "Trouble Reporting/Maintenance and Repair" which is attached hereto and identified as Attachment 5;

          6) the document entitled "Services Pricing" which is attached hereto and identified as Attachment 6; and

          7) the document entitled "General Provisions" which is attached hereto and identified as Attachment 7.

     B.   Definitions.

          The terms used in this Agreement shall have their normal or common meanings ascribed to them in the telecommunications industry, unless specifically defined otherwise herein. For purpose of this Agreement, the following terms shall have the meanings set forth opposite them:

          1) End User. "End User" shall mean Customer's subscribers to whom Customer will provide telecommunications services utilizing, in part, Services provided by Supplier to Customer.

          2) Planned Service Outage. "Planned Service Outage" shall mean a complete loss of transmit or receive capability occurring on Supplier's network, caused by mutually agreed upon scheduled

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


               maintenance or planned enhancements or upgrades to either party's network.

          3) Point of Demarcation. "Point of Demarcation" shall mean the interface (Customer provided DSX jack or other mutually acceptable equipment) between Supplier's and Customer's equipment or facilities at Customer's Point of Presence, and the interface between Supplier and an End User, Local Exchange Carrier Central Office (LEC CO), or an Interexchange Carrier Point of Presence (IXC POP).

          4) Point of Presence. "Point of Presence" or "POP" shall mean a specific location where Customer originates and/or terminates its telecommunications service.

          5) Service Date. "Service Date" shall mean the date Service has been installed, tested, and is available for Customer's use.

          6) Service Outage. "Service Outage" shall mean a complete loss of transmit or receive capability occurring on Supplier's network, excluding: (a) Planned Service Outages; and (b) periods of loss due to any Force Majeure Event (as defined in Attachment 7).

          7) Services. "Services" shall mean dedicated telecommunications services, as defined in Attachments 1 and 2, provided by Supplier and as specifically identified in ordering forms agreed to pursuant to Attachment 3.

          8) Supplier's Equipment. "Supplier's Equipment" shall mean the telecommunications equipment installed, tested, operated and controlled by Supplier, necessary for the Services, up to the Point of Demarcation.


2.   SERVICES.

     A.   Available Services.

          Supplier shall provide the Services, identified in the initial service request and any subsequent service requests that are accepted by Supplier, to Customer for provision of Customer's telecommunications services. Services shall include normal installation, maintenance, inspection, repair and testing, as provided for herein. Supplier reserves the right to substitute, change or rearrange any of Supplier's Equipment, provided that the quality, cost or type of Services are not adversely affected. Upon mutual agreement of the parties, the Services may be

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


changed from time to time during the term of this Agreement to reflect additional capabilities and features available from Supplier, in which event this Agreement shall he modified accordingly.

     B.   Additional Services.

          Additional Services that are not described in Attachments 1 and 2 may be requested by Customer and will be evaluated by Supplier on an individual case basis.

3.   SERVICE DATE; INSTALLATION.

     Upon completion of installation or connection of facilities and/or equipment for Customer, Supplier shall conduct appropriate tests to demonstrate that the Services meet the applicable specifications set forth in Attachment 4. No Services will be placed upon equipment that has not undergone complete testing, which includes terminal to terminal testing of fiber optic transmission systems. Upon successful completion of tests, Supplier shall verbally notify Customer that such Services are available for use. Supplier shall make the Services available within the standard installation intervals agreed to by Supplier and Customer. Supplier shall use good faith reasonable efforts to make the Services available by the date requested by Customer when such date is earlier: than the standard interval. In the event that Supplier delays the provision of a particular Service beyond thirty (30) days after the Customer-requested date or the standard interval date, whichever is later, Customer may terminate the affected Service without liability.

4.   ORDERING PROCEDURES.

     Customer and Supplier shall develop mutually agreeable service ordering procedures pursuant to Attachment 3.

5.   BILLING AND PAYMENT.

     Customer and Supplier shall follow the billing and payment terms, conditions and procedures set forth in Attachment 3.

6.   CONNECTION


     A. Connection of Supplier's Equipment and Customer's equipment will be performed by Supplier. Supplier shall repair or replace, at its sole cost and expense, any Customer equipment damaged by Supplier, or its agent, during connection.


     B,   In the event that Customer's or an End User's equipment is not compatible with a Service ordered by Customer, any special interface equipment or facilities necessary to achieve compatibility shall be the responsibility of Customer.

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


7.   EQUIPMENT AND INSTALLATION

     A. Unless specifically provided for herein, Supplier, or its agent, shall, at its sole cost and expense, provide, install, maintain, repair, operate and control Supplier's Equipment.

     B. Equipment and service beyond the Point of Demarcation shall be the responsibility of Customer.

     C. Customer and the End User shall provide Supplier, at no cost to Supplier, access to, and reasonable space, power and environmental conditions at, the Point of Demarcation, including, but not limited to, roof, window, equipment, battery and conduit space, air conditioning and fire protection, as applicable for the particular installation. Where the granting of right-of-way to Supplier to provide such access requires the consent of third parties, Customer shall use (and shall cause End Users to use) commercially reasonable efforts to obtain such consent on behalf of Supplier.

     D. Supplier shall arrange for entry to Customer's POP locally and, whenever possible, shall provide at least two (2) days notice to Customer prior to entering Customer's POP to install, maintain or repair any of the equipment. In the event that it is not possible to provide such notice, Supplier shall provide notice to Customer as soon as practicable, but in all events prior to entering the POP.

     E. Except as set forth in Sections 6.A and 6.B, Supplier shall have no obligation to install, maintain or repair any equipment owned or provided by Customer or any End-user.

     F. If, on responding to a Customer-initiated service call, Supplier and Customer jointly determine that the cause of the Service deficiency was a failure, a malfunction or the inadequacy of End User's or Customer's equipment, Customer shall compensate Supplier, at Supplier's prevailing rates, for actual time and materials expended during the service call, $150 per hour during 8 a.m. to 5 p.m., Monday to Friday and $275 per hour on evenings and weekends.

     G. Neither party shall adjust, align, attempt to repair, relocate or remove the other party's equipment, except as expressly authorized by the other party.

     H. Customer shall be liable for any loss or damage, including theft, to Supplier's Equipment arising from Customer's or an End User's negligence, intentional act, willful misconduct or unauthorized maintenance. In the event of any such loss or damage to Supplier's Equipment, Customer shall reimburse Supplier for the reasonable cost of repair of Supplier's Equipment, or the replacement thereof, within thirty (30) days after receipt by Customer of a written request for reimbursement and substantiation of actual repair or replacement costs incurred.

     I. Supplier shall be liable for any loss or damage, including theft, to Customer's or an End User's equipment arising from Supplier's negligence, intentional act, willful misconduct, or unauthorized maintenance. In the event of any such loss or damage to any such equipment, Supplier shall reimburse Customer or the End User, as the case may be, for the reasonable cost of

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


repair of the equipment, or the replacement thereof, within thirty (30) days after receipt by Supplier of a written request for reimbursement and substantiation of actual repair or replacement costs incurred.

     J. Supplier's Equipment shall remain the sole and exclusive property of Supplier, and nothing contained herein shall give or convey to Customer, or any other person, any right, title or interest whatsoever in Supplier's Equipment. Supplier's Equipment shall at all times be and remain personal property, notwithstanding that it may be, or become, attached to, or embedded in, realty. Customer shall not, and will cause each End User to not, tamper with, remove or conceal any identifying plates, tags or labels identifying Supplier's ownership interest in Supplier's Equipment. Customer will not, and will cause End Users to not, cause to be attached to Supplier's Equipment any liens, security interests or encumbrances.

     K. Customer's equipment shall remain the sole and exclusive property of Customer, and nothing contained herein shall give or convey to Supplier, or any other person, any right, title or interest whatsoever in Customer's equipment. Customer's equipment shall at all times be and remain personal property, notwithstanding that it may be, or become, attached to, or embedded in, realty. Supplier shall not tamper with, remove or conceal any identifying plates, tags or labels identifying Customer's ownership interest in Customer's equipment. Supplier will not cause to be attached to Customer's equipment any liens, security interests or encumbrances.

8.   TROUBLE REPORTING; MAINTENANCE.

     The parties shall follow the trouble reporting procedures described in Attachment 5. Supplier shall properly maintain the Supplier Equipment used to provide the Services, at no additional charge to Customer.

9.   TERM/TERMINATION LIABILITY.

     This Agreement shall be in effect for a period of 3 year(s) from the Effective Date and shall thereafter continue in effect on a year-to-year basis unless terminated by either party upon ninety (90) days advance written notice to the other. Upon termination of this Agreement, all rights of Customer to order new Services shall cease and Supplier shall have no further obligations to furnish new Services to Customer. In the event of termination of this Agreement. Services not previously terminated by Customer shall remain in effect for the term specified in the applicable service request, and the terms and conditions of this Agreement shall continue to apply to such Services. The Services are provided on a "take-or-pay" basis, based on the Services ordered by Customer and ramp-up schedule included in Attachment 6.

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


10.  GOVERNMENTAL AUTHORIZATION.

     This Agreement is subject to all applicable federal, state and local laws, and regulations, rulings, orders and other actions of governmental agencies ("Rules"), including, but not limited to, the Communications Act of 1934, as amended, the rules and regulations of the Federal Communications Commission ("FCC"), and the obtaining and continuance of any required approval or authorization of the FCC or any governmental body. Supplier shall use its good faith reasonable efforts to obtain, retain, and maintain such approvals and authorizations. If any such Rule adversely affects the Services or requires Supplier to provide such Services other than in accordance with the terms of this Agreement, either party may, without liability to the other party, terminate the affected Service upon prior written notice to the other party.

11.  SERVICE GUARANTEES.

     A.   Out-of-Service Credits.

          1) A credit allowance will be given for Service Outages as specified below. Credit allowances will be expressly indicated and deducted from Customer's next invoice. A Service Outage begins (for service guaranty) when Customer reports the Service malfunction to Supplier and the location of the cause of the Service Outage is determined. A Service Outage ends when the affected circuit is fully operational and accepted by Customer. A credit will be given for the time the service outage began until it ended.

          2) Out-of-service credits do not apply to Service Outages: (a) caused by Customer or an End User or a supplier of service to Supplier, i.e. the Incumbent Local Exchange Carrier; (b) due to failure of power or equipment provided by Customer or other third parties; (c) during any period in which Supplier is not given access to the Service premises; (d) which constitute Planned Service Outages; and (e) due to any Force Majeure Event (as defined in Attachment 7).

     B.   Chronic Trouble Service.

          A "chronic trouble service" is a particular Service for which two or more trouble tickets have been opened within a 30-day period and the cause of each such trouble is determined to be in Supplier's network.

          Whenever Customer reports to Supplier that a Dedicated Transport Service is a chronic trouble service, Supplier shall immediately perform a detailed investigation and report the findings to Customer. In the event that another trouble ticket is opened on such Service within a 30-day period after clearing the most-recent trouble, Customer may disconnect such specific Service without incurring termination liability. Supplier has no obligation to provide alternative routing for any transmission capacity provided pursuant to this Agreement.

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


12.  DEFAULT.


     Except for Supplier's obligations to furnish the Services without interruption, the sole remedies for breach of which obligations are provided for in Sections II.A. and II.C. herein, and Supplier's obligations to install the Service by a given date, the sole remedies for breach of which obligations are provided for in Sections 3 and 11.B. herein, neither party shall be in default under this Agreement or in breach of any provisions hereof unless and until it has been given written notice of a breach of this Agreement by the other party and shall have failed to cure such breach within 30-day period after receipt of such notice. When a breach cannot reasonably be cured within such 30-day period, if the breaching party shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such reasonable period of time as may be necessary to complete such curing. Upon the failure to so cure any such breach which is material, the party giving notice of the material breach may thereupon immediately terminate this Agreement by providing written notice of termination to the breaching party and, when Customer is the non-breaching party, without incurring any termination liability. When Customer is the breaching party, Customer shall be liable for all termination liability imposed hereunder if Supplier exercises its right to terminate this Agreement. Except as specifically set forth herein and subject to the provisions of Attachment 7, "Arbitration," upon default by either party, the non-defaulting party shall have the right to pursue any or all remedies available at law and/or equity.

13.  MISCELLANEOUS.

     This Agreement (including the incorporated Attachments) constitutes the entire agreement between Supplier and Customer with respect to the Services; all prior and contemporaneous agreements, representations, statements, negotiations, and undertakings with respect to the subject matter herein are superseded by this Agreement. THERE ARE NO AGREEMENTS, WARRANTIES, OR REPRESENTATIONS,
EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN. Neither this Agreement nor any of the provisions hereof may be amended, altered or added to in any manner except by a document in writing and signed by an authorized representative of each party.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

"SUPPLIER"                                   "CUSTOMER"
----------                                   ----------
WALLER CREEK COMMUNICATIONS                  I3S

By: /s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]
    ------------------------                     -------------------------------
Title: Chairman                              Title: VP Engineering

Dare:   6/17/99                              Date: 6-18-99

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


                                  Attachment 1

                          DEDICATED TRANSPORT SERVICES
                             SERVICE DESCRIPTIONS


DEDICATED

Each transport Service is dedicated to Customer and is billed a fixed amount monthly. The entire usable bandwidth for each Service is available to Customer or its customers for its exclusive use, twenty-four (24) hours a day, seven (7) days a week.

POINT-TO-POINT

Dedicated Transport Services are available between Customer-designated locations on a virtual hub point-to-point basis. Virtual Hub Service allows Customer to aggregate multiple lower capacity transport Services terminating at multiple locations onto one higher capacity Service terminating at one other Customer location.

Service may be ordered between Customer's Point of Presence and an End User ("EU") location, between two Customer POP's, between a Customer POP and a LEC CO, between a customer POP and an IXC POP, or between two EU locations.

CUSTOM SERVICES

Dedicated Transport Services or non-standard configurations not described above will be evaluated on an Individual Case Basis (ICB).

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT

                                  Attachment 2


                         SUBUNIT CAPACITY RESERVATIONS:
                               SERVICE DESCRIPTION


NOT APPLICABLE

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT

                                  Attachment 3

                          ORDERING & BILLING PROCEDURES


A.   ORDERING VEHICLE.

Initially, orders will be placed through Local Account Executive VIA facsimile. The parties may mutually establish an interface which allows for "bonded" ordering by the customer.

B.   SERVICE ORDER INTERVALS.

Supplier and Customer will negotiate mutually agreeable service ordering forms and intervals, and make good faith efforts to establish electronic bonding arrangements for all ordering and provisioning.

C.   STANDARD INSTALLATION INTERVALS

The standard installation interval for all Dedicated Transport Services will be eleven (11) calendar days. Supplier will provide Service on an individual case basis based on the requirements and expectations of Customer, as follows: if an installation interval is requested that is less that the standard eleven (11) calendar days, Supplier will use good faith reasonable efforts to meet the requested start of service date, and if Supplier cannot meet the requested start of service date, then it will negotiate in good faith the earliest start of service date possible with Customer.

D.   BILLING AND PAYMENT

Supplier shall be entitled to commence billing Customer as of the Service Date. Non-recurring charges shall be paid upon Customer's acceptance of this Agreement. In the event that Customer delays the use of a particular Service, an order changing the due date must be issued prior to the original due date, and be no more than thirty (30) days after the original requested Date, Supplier may commence billing Customer for the affected Service as of the 31st day of such change. Supplier shall bill on a current basis all charges incurred by and credits due to Customer. Customer may receive its bill in 1) a paper format, 2) a paper format bill summary with a magnetic tape to provide the detailed information of the bill, 3) magnetic tape only, or a 4) computer disc. Supplier shall bill in advance charges for all Services to be provided during the ensuing billing period except for charges associated with Service usage. Adjustments for the quantities of Services established or discontinued in any billing period beyond the minimum period established in the FCC tariff 1 will be prorated to the number of days based on a 30-day month. Supplier will, upon request and if available, furnish such detailed information as may reasonably be required for verification of bills.

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


All bills for Services provided to Customer by Supplier are due (payment date) by the next bill date, regardless of the bill media utilized, and are payable in immediately available funds. If such payment due date would cause payment to be due on a Saturday, Sunday or legal holiday, payment for such bills will be due on the last business day preceding such Saturday, Sunday, or legal holiday.

If any portion of the payment is received by Supplier after the payment due date, or if any portion of the payment is received by Supplier in funds which are not immediately available to Supplier, then interest on the overdue amounts shall accrue and be payable by Customer at a rate of 1.5% per month (.000494 per day) or 18% annually or, if less, the maximum rate permitted by applicable law. The interest will be applied for the number of days from the payment due date to and including the date that Supplier actually receives the payment.

E.   CLAIMS AND DISPUTES

In the event that a billing dispute occurs concerning any charges billed to Customer by Supplier, Customer must submit a documented claim for the disputed amount. Customer will submit all documentation as may reasonably be required to support the claim. All claims must be submitted to Supplier within one hundred and twenty (120) days of receipt of billing for those Services. If Customer does not submit a claim as stated above, Customer waives all rights to file a claim thereafter.

If the dispute is resolved in favor of Customer and Customer has withheld the disputed amount, no interest credits or penalties will apply.

If the dispute is resolved in favor of Customer and Customer has paid the disputed amount, Customer will be credited with interest on such amount by Supplier at the rate of 1.5% per month (.000494 per day) or 18% annually or, if less, the maximum rate permitted by law, from the date Supplier received payment up to and including the date of refund.

If the dispute is resolved in favor of Supplier and Customer has paid the disputed amount on or before the payment due date, no interest credit or penalties will apply.

If the dispute is resolved in favor of Supplier and Customer has withheld the disputed amount, any payments withheld pending settlement of the disputed amount shall bear interest at the rate of 1.5% per month (.000494 per day) or 18% annually or, if less, the maximum rate permitted by law, from the payment due date up to and including the date of payment.

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT

                                  Attachment 4

                            TECHNICAL SPECIFICATIONS

This Attachment provides transmission performance objectives for point-to-point DS3 and DS1 covering the bi-directional path between two points of termination ("POT").

The transmission performance objectives specified in this standard are based on End User needs and applications, characteristics of voiceband data modems, and capabilities of evolving SONET networks. The objectives are considered to be reasonable criteria for circuit acceptance and restoral.

DS-1 SERVICE

Offered via SONET Networks

A 1.544 Mbps circuit which can accommodate either clear channel B8ZS or channelized (24 DS-1 channels) AMI, Superframe or Extended Superframe format.

o    Availability              o    > or = 99.99% measured annually
o    Bit Error Rate (BER)*     o    < or = 1Xl0(-9)
o    Error Free Seconds        o    > or = 99.999% measured annually
o    Line Code                           AMI or B8ZS
o    Frame Format              o    Superframe (SF) or Extended Superframe (ESF)
o    Mean Time to Repair       o    2 hours


DS-3 SERVICE

Offered via SONET Networks

A 44.736 Mbps circuit which can accommodate either clear channel unframed or B3ZS (28 DS1's, or combinations of DS-1s, DS-2s and/or DS-3s).

o    Availability                       > or = 99.99% Annually
o    Bit Error Rate (BER)*              < or = 1X10(-9)
o    Error Free Seconds                 > or = 99.999% Annually
o    Line Code                                   B3ZS
o    Frame Format                       C-Bit or M13
o    Mean Time to Repair                2 hours

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


                                  Attachment 5

                    TROUBLE REPORTING/MAINTENANCE AND REPAIR

Supplier shall maintain a twenty-four (24) hours a day, seven (7) days a week point-of-contact for Customer to report to Supplier system trouble reports or faults. Supplier shall furnish Customer a toll-tree trouble reporting telephone number that will provide access to Supplier on a 24x7x365 basis.

Supplier shall perform all maintenance functions on Services from the End User premises to the Point of Demarcation at Customer's facilities twenty-four (24) hours per day, seven (7) days a week.

REPAIR REPORTING AND REPAIR INTERVALS

Supplier will establish a process with Customer to accept reports relating to repair or maintenance associated with Services provided by Supplier to Customer.

SCHEDULED MAINTENANCE

Scheduled routine maintenance will be performed during specified Customer maintenance windows and will be coordinated between Supplier and Customer.

Maintenance which may place the Services in jeopardy or require system down time will normally be performed during a "Maintenance Window" that is mutually agreed to between Customer and Supplier. Jeopardy and down time must be requested by Supplier to Customer within a negotiated time frame as not to jeopardize Customer's network operations.

Supplier maintenance personnel will notify Customer prior to beginning scheduled maintenance work and must receive concurrence to proceed.

SYSTEM RESTORATION

Electronic restoration - In the event of an electronic failure, Supplier shall restore Services to the affected electronics within one and one-half (1.5) hours of arrival of Supplier's maintenance personnel on site.

Cable restoration - In the event of a cable failure, Supplier shall begin cable restoration within two (2) hours after the faulty cable is identified. The failed cable shall be restored not later than four (4) hours after such identification.

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


                                  Attachment 6

                                SERVICES PRICING


Supplier shall offer Customer services according the following terms.

MONTHLY RECURRING CHARGES

Recurring charges are based on the number of T-1 equivalents Customer commits to purchase according to the tiers and ramp-up schedule below, and are assessed on a "take-or-pay" basis. The monthly recurring rates per T-1 are listed below as fixed prices per T1. Each T1 provided with DACS and MUXing services by Supplier will cost an additional * per T1 per month. Fractional months will be pro-rated based on a 30-day calendar month.

                           3 Year
                           ------
> or = 1000 OPTION            *
> or = 500 & < 1000           *
> or = 100 and < 500 Option   *

For On-Net Customer ordered services at a DS-3 level, one DS-3 shall be priced at * times the applicable monthly recurring T-1 price, and one OC-3 shall be priced at * times the applicable monthly recurring T-1 price. "On-Net Services" are defined as services to locations where Supplier provides the fiber transmission medium.

For Off-Net Customer ordered services at a DS-3 level, one DS-3 shall be priced at * times the applicable monthly recurring T-1 price, and one OC-3 shall be priced at * times the applicable monthly recurring T-1 price. "Off-Net Services" are defined as services to locations where Supplier does not provide the fiber transmission medium.

NON-RECURRING CHARGES

Initial non-recurring charges are assessed at the turn-up of a circuit purchased by Customer. Initial non-recurring charges are assessed on a per T-1 basis, depending on the contract term, as follows:

                                3 Year
                                ------
Initial NRC T-1                   *

Initial NRC for DS-3              *
Initial NRC OC-3                  *

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


RAMP-UP PERIOD


Customer has a period of 1 year from the date of this Agreement to reach the committed level of T-1, or T-1 equivalent circuits, provided however, Supplier activates the Dallas, TX., Ft. Worth, TX., and San Antonio, TX networks before 12/31/99 and Houston, TX network before 3/31/00. If Supplier does activate these additional markets per this timeline, Customer ramp-up period will extended for a period of 6 months after all 5 markets are active (Austin, Dallas, Ft. Worth, San Antonio, Houston). The committed level of T-1 or T-1 equivalent services is 100.


PRICING CONDITIONS

o Customer will not be bound by a contract term for any single T1 or T1 equivalent circuit. The term of this agreement commits Customer to a bulk number of T1 or T1 equivalent circuits per month over the contract period. Customer compliance will be determined by the number of T1 or T1 equivalent circuits active on the 30th of each month.

o All "A to Z" circuits ordered by Customer in a city shall originate from a single "A" location (i.e., Customer's POP). "Z" locations are available to any location in the city where services are available.

o Supplier's commitment to delivery of DS-3 and OC-3 circuits shall be subject to availability in the city in which they are requested by Customer.


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


                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


                                  Attachment 7

                               GENERAL PROVISIONS

ARBITRATION: Subject to a party's right to terminate this Agreement pursuant to
Section 12, any dispute arising between Supplier and Customer in connection with this Agreement, which is not settled to the mutual satisfaction of Customer and Supplier within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration conducted in Austin, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. The decision of the arbitrator shall be final and binding upon the parties and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its case. The cost of arbitration, including the fees and expenses of the arbitrator, will be shared equally by the parties unless the award otherwise provides.

ASSIGNMENT: Neither party may specifically and independently assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that upon notice, Supplier may assign this Agreement without consent, to any affiliated entity or successor in interest, whether by merger, reorganization, or transfer of all or substantially all of its assets. Customer may assign this Agreement upon notice to Supplier, to any affiliated entity or successor in interest, whether by merger, reorganization, or transfer of all or substantially all of its assets provided that the assignee has the financial resources to meet the payment obligations under this Agreement and expressly agrees in writing to assume those obligations. Upon receipt of such notice, in the event Supplier, in its sole discretion, reasonably determines the assignee does not have the financial resources necessary to meet the payment obligations hereunder, then any such assignment shall he null and void and Customer shall remain fully responsible for the obligations under the Agreement.


BANKRUPTCY: If any of the following occurs with respect to either party ("Affected Party"), such party shall be in breach of this Agreement: (i) the initiation of proceedings by the Affected Party in voluntary bankruptcy; (ii) the initiation of proceedings against the Affected Party in involuntary bankruptcy, which proceedings are not dismissed or vacated within ninety (90) days after their initiation; (iii) the appointment of a receiver or trustee for the Affected Party; (iv) a general assignment for the benefit of the Affected Party's creditors; or (v) the insolvency of the Affected Party.


COMPLIANCE WITH LAWS: In performing their obligations under this Agreement, the parties shall comply with all applicable federal, state, and local laws, regulations, rules and orders.

CONFIDENTIALITY: Each party may, either orally, in written form, or otherwise, disclose to the other party, or the other party may otherwise obtain the disclosing party's, confidential information ("Confidential Information") in connection with this Agreement. The terms and conditions of this Agreement are Confidential Information, except that either party shall have the right to disclose the terms and conditions of this Agreement to its affiliates, provided that such


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


                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


affiliates agree to be bound by the provisions of this section. In order to be Confidential Information, any information disclosed in a tangible form must he conspicuously marked as being the disclosing party's confidential information, and any other information must be clearly indicated as being confidential at the time of disclosure and confirmed as such in writing within ten (10) days after disclosure; provided, however, that any information that a party may disclose to the other party, or that a party may otherwise obtain concerning the other party, in connection with this Agreement, regarding either (a) its business plan, (b) a party's existing or potential customers, or (c) its networks and technology, including without limitation, information regarding routing of End Users' traffic over such networks and existing network hardware and facility configurations and plans for modifying such configurations, shall be Confidential Information regardless of whether it is indicated as such at the time of disclosure, and if it is orally disclosed, regardless of whether it is subsequently confirmed as such in writing. Regardless of when disclosed or obtained, Confidential Information shall only be used by the receiving party in its performance hereunder, and it shall not be disclosed by the receiving party, except to those officers, directors or employees of the receiving party or its affiliates with a need to know or to consultants or subcontractors of the receiving party that have entered into a confidentiality agreement with the receiving party with respect to the Confidential Information that is at least as restrictive as this Agreement. If any of the following apply to any information, such information shall not be Confidential Information: (i) it is or becomes available to the public through no wrongful act of the receiving party; (ii) it is already in the possession of the receiving party and not subject to any prior agreement of confidence between the parties; (iii) it is received by the receiving party from a third party without restriction for the benefit of the disclosing party and without breach of this Agreement; (iv) it is independently developed by the receiving party without regard to any Confidential Information of the disclosing party: (v) it is disclosed by the receiving party pursuant to a requirement of a duly empowered government agency or a court of competent jurisdiction after due notice and an adequate opportunity to intervene is given to the disclosing party unless such notice is prohibited. Upon termination or expiration of this Agreement (or the last ASR in effect, if later), the receiving party shall, at the disclosing party's direction, either return to the disclosing party or destroy all of the disclosing party's Confidential Information and so certify in writing. The obligations of this provision will survive for two (2) years after any termination or expiration of this Agreement (or the last ASR in effect, if later).

DELAY: Whenever any actual or potential event is delaying or threatening to delay or interfere with the delivery of Services, Supplier shall so notify Customer in writing as soon as practicable; provided, however, that such notice to Customer shall not limit Supplier's obligations to perform under this Agreement.

FORCE MAJEURE: Supplier shall not be liable or deemed to be in default for any delay, interruption, or failure in performance under this Agreement resulting from the following events: acts of God; acts of civil or military authority; acts of the public enemy; war; accidents, fires, explosions, power surges, earthquakes, floods, or unusually severe weather; strikes or labor disputes; delays in transportation or delivery outside the reasonable control of Supplier; epidemics; and any similar event beyond Supplier's reasonable control ("Force Majeure Event"). In the event of such delay, interruption, or failure in performance, Supplier shall as soon as practicable give written notice to Customer specifying the nature and anticipated duration of the

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT



Force Majeure Event and outlining its recovery plan, if any, Customer may terminate all or any portion of the affected Services if a Force Majeure Event continues for sixty (60) days. In the event of such a termination, Customer shall only be obligated to pay for Services performed through the date of termination and shall receive from Supplier a full refund of any prepaid Services not provided by Supplier.


GOVERNING LAW: This Agreement is governed by and subject to the law of the State of Texas.

INDEMNIFICATION: Each party ("Indemnitor") shall defend, hold harmless, and indemnify the other and its parent company, affiliates, employees, directors, officers, partners, and agents (each, an "Indemnitee") from and against all claims, actions, damages, liabilities, payments made in settlement, costs and expenses, including reasonable attorneys' fees and expenses, for Indemnitor's breach of this Agreement, or for damages to any property or bodily injury to or death of any person arising due to Indemnitor's negligence or willful misconduct. This provision shall survive the termination or expiration or this Agreement.

INDEPENDENT CONTRACTORS: The relationship between Supplier and Customer shall always and only be that of independent contractors.

INFRINGEMENT: Supplier shall defend, indemnify and hold Customer harmless from and against any claim, suit, or proceeding brought against Customer for any loss, damage, expense (including reasonable attorneys' fees) or liability insofar as such claim, suit or proceeding is based upon a claim that Customer's use of any Services provided by Supplier infringes or constitutes a wrongful use of any United States patent, or any copyright, trade secret or other intellectual property right of a third party which is enforceable in the United States ("Infringement Claim"). Customer shall give Supplier prompt written notice of any such claim or action. Customer shall give Supplier proper and full information and assistance to defend or settle any such claim or action. At Supplier's option, Supplier shall have full control over all of the defenses of any such action, suit or proceeding. Should Customer desire to have its own counsel participate in any such claim or action, the cost of such counsel shall be borne by Customer. If an injunction or order is obtained against Customer's continued use of the Services due to an Infringement Claim, Supplier shall, at its expense, use commercially reasonable efforts to either procure for Customer the right to continue using the infringing Services or replace or modify the infringing Services in a reasonable manner so that they become non-infringing, provided that any such modification or replacement does not adversely affect the functional performance of Customer's use of the Services or, at Customer's option, cease providing the Services if it is not possible to reasonably modify or replace the same, in which case Customer shall have no termination liability with respect to such Services. Notwithstanding the foregoing, Supplier shall have no obligation to defend or hold harmless Customer against, and shall have no liability for, any claim based upon the use of the Services with any services or products not supplied by Supplier if such infringement would have been avoided by the use of the Services without such other services or products, or for any claim based upon a modification to the Services made by any party other than Supplier. This provision shall survive the termination or expiration of this Agreement.

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


INSURANCE: Supplier shall obtain and maintain, at all times during which it is providing Services hereunder, insurance policies of the kinds and in the amounts not less than that required by the following or, if greater, by applicable law:

     A. Worker's Compensation Insurance in accordance with the Worker's Compensation Laws of the states in which Services are provided;

     B. Commercial General Liability Insurance, including automobile insurance, contractual and products/completed operations liability coverage, with minimum limits as follows:

          bodily injury to any one person               $1,000,000

          bodily injury aggregate per occurrence        $1,000,000

          property damage in any one accident           $  500,000

          property damages aggregate
          per occurrence                                $1,000,000

Upon request of Customer, Supplier shall furnish Customer certificates of such insurance as proof of coverage and name Customer as loss payee in connection therewith. Supplier shall use good faith reasonable efforts to notify Customer no less than thirty (30) days prior to reduction in limits or cancellation of such insurance.

LIMITATION OF LIABILITY: In no event shall either party be liable to the other party for any indirect, consequential, special, incidental, reliance, or punitive damages of any kind or nature whatsoever (including without limitation lost profits, lost revenues, lost savings, or harm to business), whether or not foreseeable, whether or not Supplier or Customer had or should have had any knowledge, actual or constructive, that such damages might be incurred, and regardless of the form of action. For purposes of this Agreement, damages of the kinds specified in the preceding sentence which are incurred by a third party and assessed against Supplier or Customer (including attorneys' fees and expenses) shall be deemed indirect damages to Supplier or Customer, as applicable. Each party hereby releases the other party (and such party's subsidiaries and affiliates, and their respective officers, directors, partners, employees, agents, and suppliers) from any such claim.

NON-EXCLUSIVE ARRANGEMENT: This Agreement between Supplier and Customer is non-exclusive. Nothing in this Agreement shall prevent Supplier or Customer from entering into similar arrangements with any other entities or otherwise providing services to any entity.

NON-WAIVER: Either party's failure to insist upon strict performance of the terms of this Agreement or to exercise any rights or remedies hereunder shall not waive any of its rights to require strict performance of such terms, to assert any of the same rights, or to rely on any such terms any time thereafter.

                                                     WALLER CREEK COMMUNICATIONS
                                                       MASTER SERVICES AGREEMENT


NOTICES: Any notice and similar communications given under this Agreement shall be in writing, and shall be delivered to the receiving party (i) in person, (ii) by certified mail with return receipt requested, (iii) by overnight carrier, or
(iv) by facsimile, electronically confirmed and followed up immediately by regular mail. Notices shall be delivered or sent to the parties' respective addresses set forth elsewhere in this Agreement or to such other address as the receiving party may hereafter establish by notice given in the manner prescribed in this paragraph. A notice shall be deemed given when delivered, if personally delivered, at the time indicated on the return receipt, if delivered by certified mail, on the next business day, if delivered via courier, or when transmitted, if delivered via facsimile.

SEVERABILITY: In the event that one or more of the provisions herein shall for any reason be held to be illegal or unenforceable, this Agreement shall be revised only to the extent necessary to make such provision(s) legal and enforceable; provided, however, that the Agreement, as revised, is consistent with the parties' original intent.

SURVIVAL: The terms and conditions of this Agreement shall survive the expiration or termination of this Agreement to the full extent necessary for their enforcement and for the realization of the benefit thereof by the party in whose favor they operate.

TAXES: The prices stated in this Agreement do not include any applicable federal, state, or local taxes. Unless Customer is exempt, Customer shall pay such applicable taxes upon receipt of an itemized invoice therefor. Customer shall provide Supplier with appropriate documentation of any exemption.